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                                                                      Exhibit 11

Lasertechnics, Inc. and Subsidiaries
Computation of Per Share Earnings

                                       Nine Months Ended September 30,         Three Months Ended September 30,
                                       -------------------------------         --------------------------------
                                           1996               1995                  1996               1995
                                       ------------       ------------         -------------       ------------
Shares outstanding:

Weighted average shares outstanding:     33,095,445         26,750,293            35,010,585         28,528,745

Net loss applicable to common stock    $ (8,494,501)      $ (6,216,941)         $ (2,416,168)      $ (1,866,174)

Net loss per share                     $      (0.26)             (0.23)                (0.07)             (0.07)
                                       ============       ============          ============       ============